RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated September 18, 2012

Pricing Supplement Dated September   , 2012 to the
Product Prospectus Supplement, Prospectus Supplement,
and Prospectus, Each Dated January 28, 2011
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty one (21) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty-One RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	September 26, 2012	Principal Amount:	$1,000 per RevCons
Issuance Date:	September 28, 2012	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

3653	Abercrombie & Fitch Co. (ANF)	10.50%	75%	3 Months	78008SKA3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3654	Peabody Energy Corporation (BTU)	10.25%	75%	3 Months	78008SKB1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3655	Chesapeake Energy Corporation (CHK)	10.25%	75%	3 Months	78008SKC9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3656	Cliffs Natural Resources Inc. (CLF)	15.75%	75%	3 Months	78008SKD7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

3657	F5 Networks, Inc. (FFIV)	10.25%	75%	3 Months	78008SKE5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3658	J.C. Penney Company, Inc. (JCP)	12.75%	70%	3 Months	78008SKF2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3659	KB HOME (KBH)	14.25%	75%	3 Months	78008SKG0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3660	Seagate Technology PLC (STX)	10.75%	75%	3 Months	78008SKH8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3661	United States Steel Corporation (X)	14.75%	75%	3 Months	78008SKJ4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3662	Coach, Inc. (COH)	10.75%	80%	6 Months	78008SKK1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3663	Freeport-McMoRan Copper & Gold Inc. (FCX)	10.00%	80%	6 Months	78008SKL9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3664	Market Vectors® Junior Gold Miners ETF (GDXJ)	11.50%	80%	6 Months	78008SKM7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3665	Goldcorp, Inc. (GG)	9.50%	80%	6 Months	78008SKN5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3666	lululemon athletica inc. (LULU)	12.25%	75%	6 Months	78008SKP0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3667	Morgan Stanley (MS)	10.50%	75%	6 Months	78008SKQ8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3668	PulteGroup Inc. (PHM)	15.50%	75%	6 Months	78008SKR6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3669	Silver Wheaton Corporation (SLW)	10.25%	75%	6 Months	78008SKS4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3670	Valero Energy Corporation (VLO)	9.25%	80%	6 Months	78008SKT2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3671	Apple Inc. (AAPL)	7.50%	80%	12 Months	78008SKU9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3672	Amazon.com, Inc. (AMZN)	8.75%	80%	12 Months	78008SKV7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3673	Dell Inc. (DELL)	10.25%	80%	12 Months	78008SKW5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to twenty one (21) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Nine (9) of the Notes have a term of three months (“Three Month Notes”), nine (9) have a term of six months (“Six Month Notes”) and three (3) have a term of twelve months (“Twelve Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	September 26, 2012

Issuance Date:	September 28, 2012

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on 28th day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	December 26, 2012

Maturity Date:	December 28, 2012

Six Month Notes:

Valuation Date:	March 26, 2013

Maturity Date:	March 28, 2013

Twelve Month Notes:

Valuation Date:	September 26, 2013

Maturity Date:	September 30, 2013

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

Additional Risks Relating to RevCon 3664 (GDXJ)

•
All of the Securities Held by the Market Vectors® Junior Gold Miners ETF Are Concentrated in One Industry —The Market Vectors® Junior Gold Miners ETF (the “Fund”) is an exchange-traded fund which invests in securities issued by companies in the gold mining industry. Although an investment in the notes will not give holders any ownership interests in the securities held by the Fund, an investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the gold mining industry. Accordingly, by investing in the notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

•
Because the Fund Primarily Invests in Securities of Companies that Are Involved in the Gold Mining Industry, the Notes Are Subject to Certain Risks Associated with those Companies — Gold mining companies are highly dependent on the price of gold bullion. These prices may fluctuate substantially over short periods of time so the price of the Fund may be volatile. In times of significant inflation or great economic uncertainty, gold and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, the price of gold and other precious metals may be adversely affected, which could in turn affect the market price of the Fund. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial, social and political factors, which may be unpredictable and may have a significant impact on the supply and prices of precious metals. Economic and political conditions in those countries that are the largest producers of gold may have a direct effect on the production and marketing of gold and on sales of central bank gold holdings. The gold and precious metals industry can be significantly affected by events relating to international political developments, the success of exploration projects, commodity prices and tax and government regulations.

•
The Performance of the Notes Is Not Directly Linked to the Market Price of Gold  — Although the market price of gold may impact the market price of the Fund, the performance of the notes may differ significantly from the market price of gold.  The notes are not an appropriate investment for you if you seek an investment that is directly linked to the price of gold.

•
A Significant Amount of the Companies in the Market Vectors® Junior Gold Miners Index (the “Underlying Index”) May Be Early Stage Mining Companies that Are in the Exploration Stage Only or that Hold Properties that Might Not Ultimately Produce Gold or Silver — A drop in the price of gold and/or silver bullion could particularly adversely affect the profitability of small- and medium-capitalization mining companies and their ability to secure financing. Furthermore, companies that are only in the exploration stage are typically unable to adopt specific strategies for controlling the impact of the price of gold.

The exploration and development of mineral deposits involve significant financial risks over a significant period of time which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site. In addition, many early stage miners operate at a loss and are dependent on securing equity and/or debt financing, which might be more difficult to secure for an early stage mining company than for a more established counterpart.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Adjustments to the Fund Could Adversely Affect the Notes. — Market Vectors ETF Trust (the “Trust”), as the sponsor of the Fund, is responsible for calculating and maintaining the Fund. The Trust can add, delete or substitute the stocks comprising the Fund or make other methodological changes that could change the share price of the Fund at any time.  If one or more of these events occurs, the calculation of the amount payable at maturity may be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect the amount payable at maturity and/or the market value of the notes.

•
We and our Affiliates Do Not Have Any Affiliation with the Investment Advisor of the Fund and Are Not Responsible for its Public Disclosure of Information. — Van Eck Associates Corporation (“Van Eck”), as the investment advisor of the Fund, advises the Fund on various matters including matters relating to the policies, maintenance and calculation of the Fund. We and our affiliates are not affiliated with Van Eck in any way and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the Fund. Van Eck is not involved in the offering of the notes in any way and has no obligation to consider your interests as an owner of the notes in taking any actions relating to the Fund that might affect the value of the notes.  Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about Van Eck or the Fund Issuer contained in any public disclosure of information.  You, as an investor in the notes, should make your own investigation into the Fund.

•
The Correlation Between the Performance of the Fund and the Performance of the Underlying Index May Be Imperfect. — The performance of the Fund is linked principally to the performance of the Underlying Index. However, because of the potential discrepancies identified in more detail in the product supplement, the return on the Fund may correlate imperfectly with the return on the Underlying Index.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

 U.S. FEDERAL TAX INFORMATION

•
RevCon 78008SKA3 (ANF): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKB1 (BTU): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKC9 (CHK): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKD7 (CLF): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKE5 (FFIV): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKF2 (JCP): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKG0 (KBH): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKH8 (STX): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKJ4 (X): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKK1 (COH): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKL9 (FCX): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKM7 (GDXJ): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008SKN5 (GG): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKP0 (LULU): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKQ8 (MS): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKR6 (PHM): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKS4 (SLW): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKT2 (VLO): [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKU9 (AAPL): [ ]% of each stated interest payment (7.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKV7 (AMZN): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SKW5 (DELL): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock trades on the New York Stock Exchange under the symbol “ANF.”

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The company also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The company also a minority interest in a Venezuelan mine through a joint venture.  Its common stock trades on the New York Stock Exchange under the symbol “BTU.”

•
Chesapeake Energy Corporation produces oil and natural gas. The company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States. Its common stock trades on the New York Stock Exchange under the symbol “CHK.”

•
Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock trades on the New York Stock Exchange under the symbol “CLF.”

•
F5 Networks, Inc. provides integrated Internet traffic management solutions designed to improve the availability and performance of mission-critical Internet-based servers and applications. The company's software-based solutions manage, control and optimize Internet traffic and content. Its common stock trades on the Nasdaq Global Select Market under the symbol “FFIV.”

•
J.C. Penney Company, Inc., through a subsidiary, operates department stores in the United States and Puerto Rico. The company provides merchandise and services to consumers through department stores, catalog departments, and the Internet. The company markets primarily family apparel, jewelry, shoes, accessories, and home furnishings. Its common stock trades on the New York Stock Exchange under the symbol “JCP.”

•
KB HOME builds single-family homes in the United States, primarily targeting first-time and first move-up homebuyers. The company has operating divisions in Arizona, California, Colorado, Florida, Georgia, Illinois, Nevada, Wisconsin, New Mexico, North Carolina, South Carolina, and Texas in the United States. The company also derives income from mortgage banking, title and insurance services.  Its common stock trades on the New York Stock Exchange under the symbol “KBH.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Seagate Technology PLC designs, manufactures, and markets hard disk drives for enterprise applications, client compute applications, client non-compute applications, personal data backup systems, portable external storage systems and digital media systems. The company also provides data storage services for businesses, including online backup, data protection and recovery solutions. Its Ordinary Shares trades on the Nasdaq Global Select Market under the symbol “STX.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Coach, Inc. designs, produces, and markets primarily leather goods. The company's products include handbags, business cases, men's and women's accessories, luggage and travel accessories, leather outerwear, and gloves. The company, together with a licensing partner, offers watches, footwear, furniture, and eyewear. Its common stock trades on the New York Stock Exchange under the symbol “COH.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•	Market Vectors® Junior Gold Miners ETF:

Information provided to or filed with the SEC by the Fund under the Securities Act of 1933, as amended, and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. Additional information about Van Eck and the Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Van Eck website at http://www.vaneck.com. The information below was compiled from the Van Eck website. Information contained in the Van Eck website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Underlying Index.  The Fund normally invests at least 80% of its total assets in securities that comprise the Underlying Index. The Fund will normally invest at least 80% of its total assets in companies that are involved in the gold mining industry (the “80% policy”). The Fund invests in U.S. and non-U.S. publicly traded companies of small- and medium- capitalization that are involved primarily in the mining for gold and/or silver. The Fund’s investment adviser is Van Eck.

The Fund, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the Underlying Index by investing in a portfolio of securities that generally replicates the Underlying Index. The Fund may also utilize convertible securities and participation notes to seek performance that corresponds to the Underlying Index. The shares of the Fund trade on the NYSE Arca under the symbol “GDXJ.”

The Underlying Index

Information in this pricing supplement about the Underlying Index has been derived from information made publicly available by Market Vectors Index Solutions GmbH (“MVIS”), which has contracted with Structured Solutions AG to maintain and calculate the Underlying Index.  For additional information as to the underlying Index, MVIS’s website, http://www.marketvectorsindices.com.  Information on that website is not included or incorporated by reference in this pricing supplement.

The Underlying Index tracks the performance of gold and silver mining companies. The Underlying Index includes all small-cap companies of the segment that generate at least 50% of their revenues from gold or silver mining, companies with properties that have the potential to generate at least 50% of their revenues from gold and silver when developed, or companies that primarily invest in gold or silver.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

In addition, stocks included in the Underlying Index must meet size and liquidity requirements: The full market capitalization has to exceed US$150 million, the three months average-daily-trading volume must be higher than US$1.0 million and the stocks must have traded least 250,000 shares per month over the last six months.

The Underlying Index is calculated with the stock prices converted to U.S. dollars in real-time. The Underlying Index is reviewed quarterly and changes are implemented on the third Friday of every quarter-end month (i.e. March, June, September and December). Changes become effective on the next trading day.

•
Goldcorp, Inc. is engaged in the acquisition, exploration, development and operation of precious metal properties in Canada, the Unites States, Mexico and Central and South America. Its common shares trades on the New York Stock Exchange under the symbol “GG.”

•
lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock trades on the Nasdaq Global Select Market under the symbol “LULU.”

•
Morgan Stanley, a bank holding company, provides diversified financial services on a worldwide basis. The company operates a global securities business which serves individual and institutional investors and investment banking clients. Morgan Stanley also operates a global asset management business. Its common stock trades on the New York Stock Exchange under the symbol “MS.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

•
Silver Wheaton Corporation purchases and sells by-product silver from operating mines. The company has long term contracts to purchase all or a portion of the silver production from mines in Mexico, Sweden, Peru, Greece and the United States. Its common stock trades on the New York Stock Exchange under the symbol “SLW.”

•
Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock trades on the New York Stock Exchange under the symbol “VLO.”

•
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AAPL.”

•
Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AMZN.”

•
Dell Inc. offers a wide range of computers and related products. The company sells personal computers, servers and networking products, storage systems, mobility products, software and peripherals, and services.The company serves consumers and businesses in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region. Its common stock trades on the Nasdaq Global Select Market under the symbol “DELL.”

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2009, 2010, and 2011, the first and second calendar quarters of 2012, and the period from July 1, 2012 to September 14, 2012, except for the Market Vectors® Junior Gold Miners ETF, which started trading during the fourth quarter of 2009.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	25.96	16.95	23.80
4/1/2009	6/30/2009	32.81	22.20	25.39
7/1/2009	9/30/2009	34.95	22.71	32.88
10/1/2009	12/31/2009	42.30	30.02	34.85

1/1/2010	3/31/2010	45.98	29.88	45.64
4/1/2010	6/30/2010	51.11	30.12	30.69
7/1/2010	9/30/2010	40.31	29.94	39.32
10/1/2010	12/31/2010	58.49	37.31	57.63

1/1/2011	3/31/2011	59.88	48.21	58.70
4/1/2011	6/30/2011	77.65	58.13	66.92
7/1/2011	9/30/2011	78.23	55.77	61.56
10/1/2011	12/30/2011	77.47	44.24	48.84

1/1/2012	3/30/2012	54.10	40.25	49.61
4/1/2012	6/29/2012	54.01	29.52	34.14
7/1/2012	9/14/2012	39.64	28.65	39.36

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.22
10/1/2009	12/31/2009	48.14	34.54	45.21

1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	9/30/2010	49.94	38.08	49.01
10/1/2010	12/31/2010	64.58	48.77	63.98

1/1/2011	3/31/2011	73.73	57.52	71.96
4/1/2011	6/30/2011	73.87	52.45	58.91
7/1/2011	9/30/2011	61.85	33.85	33.88
10/1/2011	12/30/2011	47.80	30.61	33.11

1/1/2012	3/30/2012	38.96	28.18	28.96
4/1/2012	6/29/2012	31.96	20.67	24.52
7/1/2012	9/14/2012	26.60	18.78	25.61

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88

1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	6/30/2010	25.55	19.75	20.95
7/1/2010	9/30/2010	23.00	19.69	22.65
10/1/2010	12/31/2010	26.43	20.97	25.91

1/1/2011	3/31/2011	35.95	25.93	33.52
4/1/2011	6/30/2011	34.70	27.28	29.69
7/1/2011	9/30/2011	35.75	25.54	25.55
10/1/2011	12/30/2011	29.87	22.00	22.29

1/1/2012	3/30/2012	26.09	20.42	23.17
4/1/2012	6/29/2012	23.68	13.32	18.60
7/1/2012	9/14/2012	20.59	16.62	20.52

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	32.48	11.81	18.16
4/1/2009	6/30/2009	32.11	17.18	24.47
7/1/2009	9/30/2009	35.56	19.45	32.36
10/1/2009	12/31/2009	48.08	29.07	46.09

1/1/2010	3/31/2010	73.95	39.14	70.95
4/1/2010	6/30/2010	76.14	46.65	47.16
7/1/2010	9/30/2010	68.83	44.38	63.92
10/1/2010	12/31/2010	80.40	61.95	78.01

1/1/2011	3/31/2011	101.58	79.15	98.28
4/1/2011	6/30/2011	102.39	80.38	92.45
7/1/2011	9/30/2011	102.00	51.10	51.17
10/1/2011	12/30/2011	74.36	47.32	62.35

1/1/2012	3/30/2012	78.85	59.40	69.26
4/1/2012	6/29/2012	71.60	44.41	49.29
7/1/2012	9/14/2012	50.89	32.25	45.55

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	24.55	18.42	20.95
4/1/2009	6/30/2009	36.28	20.51	34.59
7/1/2009	9/30/2009	40.16	32.48	39.63
10/1/2009	12/31/2009	53.59	37.93	52.98

1/1/2010	3/31/2010	65.10	47.11	61.51
4/1/2010	6/30/2010	77.10	60.50	68.57
7/1/2010	9/30/2010	107.30	66.79	103.81
10/1/2010	12/31/2010	143.75	89.05	130.16

1/1/2011	3/31/2011	145.76	91.10	102.57
4/1/2011	6/30/2011	114.90	92.04	110.25
7/1/2011	9/30/2011	119.66	69.04	71.05
10/1/2011	12/30/2011	117.27	69.60	106.12

1/1/2012	3/30/2012	136.46	99.61	134.96
4/1/2012	6/29/2012	139.46	92.09	99.56
7/1/2012	9/14/2012	104.87	88.31	103.67

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	22.90	13.72	20.07
4/1/2009	6/30/2009	32.85	19.49	28.71
7/1/2009	9/30/2009	34.54	25.67	33.75
10/1/2009	12/31/2009	37.21	26.47	26.61

1/1/2010	3/31/2010	33.75	23.93	32.17
4/1/2010	6/30/2010	33.75	21.41	21.48
7/1/2010	9/30/2010	27.30	19.44	27.18
10/1/2010	12/31/2010	35.10	26.79	32.31

1/1/2011	3/31/2011	38.61	28.71	35.91
4/1/2011	6/30/2011	41.00	29.82	34.54
7/1/2011	9/30/2011	35.16	23.45	26.78
10/1/2011	12/30/2011	35.88	25.44	35.15

1/1/2012	3/30/2012	43.18	32.46	35.43
4/1/2012	6/29/2012	36.89	21.34	23.31
7/1/2012	9/14/2012	29.86	19.06	28.82

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	15.86	7.86	13.18
4/1/2009	6/30/2009	19.61	12.69	13.68
7/1/2009	9/30/2009	20.70	11.15	16.61
10/1/2009	12/31/2009	16.82	12.54	13.68

1/1/2010	3/31/2010	18.05	13.46	16.75
4/1/2010	6/30/2010	20.13	10.92	11.00
7/1/2010	9/30/2010	12.45	9.43	11.33
10/1/2010	12/31/2010	14.26	10.28	13.49

1/1/2011	3/31/2011	16.11	12.36	12.44
4/1/2011	6/30/2011	12.61	9.56	9.78
7/1/2011	9/30/2011	10.47	5.09	5.86
10/1/2011	12/30/2011	8.39	5.03	6.72

1/1/2012	3/30/2012	13.06	6.65	8.90
4/1/2012	6/29/2012	10.07	6.47	9.80
7/1/2012	9/14/2012	13.65	9.04	13.65

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	6.56	2.98	6.01
4/1/2009	6/30/2009	10.63	5.51	10.46
7/1/2009	9/30/2009	16.16	9.26	15.21
10/1/2009	12/31/2009	18.59	13.79	18.19

1/1/2010	3/31/2010	21.58	16.48	18.26
4/1/2010	6/30/2010	20.89	13.00	13.04
7/1/2010	9/30/2010	15.28	9.84	11.78
10/1/2010	12/31/2010	16.33	11.30	15.03

1/1/2011	3/31/2011	15.33	12.26	14.40
4/1/2011	6/30/2011	18.32	14.14	16.16
7/1/2011	9/30/2011	17.16	9.96	10.28
10/1/2011	12/30/2011	18.60	9.05	16.40

1/1/2012	3/30/2012	28.62	16.21	26.95
4/1/2012	6/29/2012	32.54	21.62	24.73
7/1/2012	9/14/2012	35.70	23.86	30.48

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/14/2012	23.84	17.81	22.35

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	22.45	11.41	16.70
4/1/2009	6/30/2009	28.74	16.25	26.88
7/1/2009	9/30/2009	33.80	22.94	32.92
10/1/2009	12/31/2009	37.36	31.04	36.53

1/1/2010	3/31/2010	40.60	32.96	39.52
4/1/2010	6/30/2010	44.37	35.70	36.55
7/1/2010	9/30/2010	43.86	33.76	42.96
10/1/2010	12/31/2010	58.55	42.27	55.31

1/1/2011	3/31/2011	58.28	49.24	52.04
4/1/2011	6/30/2011	64.42	50.38	63.93
7/1/2011	9/30/2011	69.18	45.70	51.83
10/1/2011	12/30/2011	66.53	48.37	61.04

1/1/2012	3/30/2012	79.64	59.74	77.28
4/1/2012	6/29/2012	79.00	55.18	58.48
7/1/2012	9/14/2012	63.24	48.24	62.06

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	9/14/2012	43.65	31.08	42.64

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
10/1/2009	12/31/2009	29.69	24.37	25.74

1/1/2010	3/31/2010	29.24	21.19	25.72
4/1/2010	6/30/2010	31.28	24.25	27.26
7/1/2010	9/30/2010	34.82	25.10	33.40
10/1/2010	12/31/2010	44.86	33.11	39.89

1/1/2011	3/31/2011	40.79	32.51	39.22
4/1/2011	6/30/2011	42.97	32.06	34.48
7/1/2011	9/30/2011	39.49	27.44	28.15
10/1/2011	12/30/2011	33.47	22.59	24.70

1/1/2012	3/30/2012	30.55	23.39	24.55
4/1/2012	6/29/2012	25.13	17.38	19.17
7/1/2012	9/14/2012	25.01	17.66	24.68

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	35.47	23.03	33.32
4/1/2009	6/30/2009	40.75	26.72	34.75
7/1/2009	9/30/2009	43.32	31.84	40.37
10/1/2009	12/31/2009	46.23	35.47	39.34

1/1/2010	3/31/2010	43.55	32.85	37.22
4/1/2010	6/30/2010	47.40	37.71	43.85
7/1/2010	9/30/2010	45.22	38.07	43.52
10/1/2010	12/31/2010	48.93	41.24	45.98

1/1/2011	3/31/2011	50.80	39.04	49.80
4/1/2011	6/30/2011	56.20	45.70	48.27
7/1/2011	9/30/2011	56.31	43.86	45.64
10/1/2011	12/30/2011	54.14	41.92	44.25

1/1/2012	3/30/2012	50.74	42.64	45.06
4/1/2012	6/29/2012	46.47	32.17	37.58
7/1/2012	9/14/2012	46.82	31.54	46.20

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	4.60	2.17	4.33
4/1/2009	6/30/2009	7.82	4.44	6.52
7/1/2009	9/30/2009	12.57	5.61	11.38
10/1/2009	12/31/2009	15.60	10.53	15.05

1/1/2010	3/31/2010	21.20	12.88	20.75
4/1/2010	6/30/2010	23.25	17.59	18.61
7/1/2010	9/30/2010	23.29	15.54	22.36
10/1/2010	12/31/2010	37.30	21.27	34.21

1/1/2011	3/31/2011	45.47	32.69	44.53
4/1/2011	6/30/2011	57.09	41.21	55.91
7/1/2011	9/30/2011	64.48	44.28	48.65
10/1/2011	12/30/2011	59.46	41.70	46.66

1/1/2012	3/30/2012	76.65	46.90	74.68
4/1/2012	6/29/2012	81.09	56.23	59.63
7/1/2012	9/14/2012	78.96	52.23	77.99

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	27.27	13.10	22.77
4/1/2009	6/30/2009	31.98	20.70	28.51
7/1/2009	9/30/2009	33.32	24.85	30.88
10/1/2009	12/31/2009	35.78	28.75	29.60

1/1/2010	3/31/2010	33.26	26.16	29.29
4/1/2010	6/30/2010	32.28	23.14	23.21
7/1/2010	9/30/2010	28.05	22.40	24.68
10/1/2010	12/31/2010	27.76	23.95	27.21

1/1/2011	3/31/2011	31.04	26.70	27.32
4/1/2011	6/30/2011	28.24	21.77	23.01
7/1/2011	9/30/2011	24.46	12.49	13.50
10/1/2011	12/30/2011	19.66	11.59	15.13

1/1/2012	3/30/2012	21.19	15.44	19.64
4/1/2012	6/29/2012	20.04	12.26	14.59
7/1/2012	9/14/2012	18.50	12.29	18.24

RBC Capital Markets, LLC
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	12.90	7.71	10.93
4/1/2009	6/30/2009	12.45	8.30	8.83
7/1/2009	9/30/2009	13.59	7.84	10.99
10/1/2009	12/31/2009	10.99	8.66	10.00

1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/14/2012	16.63	9.96	16.52

RBC Capital Markets, LLC
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	8.81	4.88	8.23
4/1/2009	6/30/2009	10.97	7.07	8.24
7/1/2009	9/30/2009	13.33	7.12	12.59
10/1/2009	12/31/2009	17.44	11.67	15.02

1/1/2010	3/31/2010	17.80	13.04	15.68
4/1/2010	6/30/2010	21.89	15.96	20.10
7/1/2010	9/30/2010	27.10	17.64	26.65
10/1/2010	12/31/2010	42.34	25.35	39.04

1/1/2011	3/31/2011	46.38	28.86	43.36
4/1/2011	6/30/2011	47.59	29.79	33.00
7/1/2011	9/30/2011	42.50	29.31	29.45
10/1/2011	12/30/2011	37.37	25.84	28.96

1/1/2012	3/30/2012	40.35	29.75	33.20
4/1/2012	6/29/2012	34.19	23.00	26.84
7/1/2012	9/14/2012	39.69	25.00	39.33

RBC Capital Markets, LLC
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	26.20	15.71	17.90
4/1/2009	6/30/2009	23.61	15.89	16.89
7/1/2009	9/30/2009	21.10	15.29	19.39
10/1/2009	12/31/2009	21.47	15.76	16.75

1/1/2010	3/31/2010	20.98	17.12	19.70
4/1/2010	6/30/2010	21.49	16.25	17.98
7/1/2010	9/30/2010	18.38	15.50	17.51
10/1/2010	12/31/2010	23.70	17.17	23.12

1/1/2011	3/31/2011	30.96	23.01	29.82
4/1/2011	6/30/2011	31.12	22.96	25.57
7/1/2011	9/30/2011	27.09	17.77	17.78
10/1/2011	12/30/2011	26.78	16.40	21.05

1/1/2012	3/30/2012	28.68	19.12	25.77
4/1/2012	6/29/2012	26.54	20.00	24.15
7/1/2012	9/14/2012	34.35	23.47	33.75

RBC Capital Markets, LLC
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86

1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	6/30/2010	279.00	199.35	251.53
7/1/2010	9/30/2010	294.73	235.56	283.75
10/1/2010	12/31/2010	326.65	277.77	322.56

1/1/2011	3/31/2011	364.90	324.88	348.45
4/1/2011	6/30/2011	355.00	310.65	335.67
7/1/2011	9/30/2011	422.85	334.22	381.18
10/1/2011	12/30/2011	426.69	354.27	405.00

1/1/2012	3/30/2012	621.42	409.00	599.47
4/1/2012	6/29/2012	644.00	528.69	584.00
7/1/2012	9/14/2012	696.98	570.00	691.28

RBC Capital Markets, LLC
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	6/30/2010	151.09	106.01	109.26
7/1/2010	9/30/2010	161.75	105.80	157.06
10/1/2010	12/31/2010	185.65	151.42	180.00

1/1/2011	3/31/2011	191.60	160.59	180.13
4/1/2011	6/30/2011	206.39	175.39	204.49
7/1/2011	9/30/2011	243.99	177.12	216.23
10/1/2011	12/30/2011	246.71	167.00	173.10

1/1/2012	3/30/2012	209.85	172.00	202.51
4/1/2012	6/29/2012	233.84	183.66	228.35
7/1/2012	9/14/2012	264.08	212.62	261.27

RBC Capital Markets, LLC
P35

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	11.42	7.84	9.48
4/1/2009	6/30/2009	13.96	9.22	13.73
7/1/2009	9/30/2009	17.23	11.84	15.26
10/1/2009	12/31/2009	16.20	12.74	14.36

1/1/2010	3/31/2010	15.25	12.75	15.01
4/1/2010	6/30/2010	17.52	12.00	12.06
7/1/2010	9/30/2010	13.94	11.34	12.96
10/1/2010	12/31/2010	14.89	12.77	13.55

1/1/2011	3/31/2011	15.89	12.99	14.51
4/1/2011	6/30/2011	16.96	14.13	16.67
7/1/2011	9/30/2011	17.60	13.29	14.15
10/1/2011	12/30/2011	16.65	13.61	14.63

1/1/2012	3/30/2012	18.36	14.78	16.60
4/1/2012	6/29/2012	16.84	11.69	12.52
7/1/2012	9/14/2012	12.76	10.48	10.83

RBC Capital Markets, LLC
P36

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about September 28, 2012, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as “T+2”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P37